Exhibit 10.29

BioRestorative Therapies, Inc.

555 Heritage Drive

Jupiter, Florida 33458

May 3, 2012

Mr. Francisco Silva

10 Flyers Lane

Tustin, California 92782

Dear Mr. Silva:

Reference is made to the Amended and Restated Executive Employment Agreement, dated as of May 10, 2011, between BioRestorative Therapies, Inc. (formerly known as Stem Cell Assurance, Inc.) and Francisco Silva, as amended (the “Agreement”).

The parties hereby agree that, effective as of June 1, 2012, the “Per Annum Salary” in Schedule A of the Agreement is amended to read as follows:

“Per Annum Salary: $200,000”

Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.

Very truly yours,

BioRestorative Therapies, Inc.

By:	/s/
Mark Weinreb, Chief Executive Officer

Agreed:

/s/
Francisco Silva